UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2024
______________________
ATI Inc.
(Exact name of registrant as specified in its charter)
______________________

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 McKinney Avenue,	Dallas,	Texas	75201
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (800) 289-7454
N/A
(Former name or former address, if changed since last report).
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ATI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

7.01 Regulation FD Disclosure.

ATI Inc.'s ("the Company") Q4 2023 and full year 2023 guidance released on November 2, 2023 did not reflect the change in accounting policy discussed below. There is no significant difference between our expectations regarding Adjusted Earnings Per Share (EPS) for Q4 2023, which reflect the change in accounting policy, and the Adjusted EPS that we anticipated for the quarter without giving effect to the change in accounting policy, largely due to pension annuitization transactions executed in Q4 2023. Therefore, the Adjusted Q4 2023 EPS guidance range of $0.57 - $0.67 previously presented on page 7 of the Q3 Earnings Presentation, released on November 2, 2023, remains unchanged. However, the Company's change in accounting policy does require an adjustment to the full year Adjusted EPS range estimate, as previously released on November 2, 2023. Adjusting for the accounting policy change, Adjusted EPS for year-to-date September 2023 increases from $1.63 to $1.92. Accordingly, the full year 2023 Adjusted EPS range estimate increases from $2.20 - $2.30 to $2.49 to $2.59, with the new midpoint of the range at $2.54. This revised range incorporates no additional changes in estimates associated with Q4 2023 and full year 2023.

Guidance	Q3 2023 Earnings Presentation	Impact of Accounting Policy Change	Q3 2023 Earnings Presentation (Adjusted for Accounting Policy Change)

Q4 2023 Adjusted Earnings Per Share	$0.57 - $0.67	nil	$0.57 - $0.67

Full Year 2023 Adjusted Earnings Per Share	$2.20 - $2.30	$0.29	$2.49 - $2.59

Item 8.01.     Other Events.

During the fourth quarter of 2023, the Company voluntarily changed the method of accounting for recognizing actuarial gains and losses for its defined benefit pension plans. Under the accounting method change, remeasurement of the projected benefit obligation and plan assets for defined benefit pension plans are immediately recognized in earnings through net periodic pension benefit cost within nonoperating retirement benefit expense on the consolidated statements of operations, with pension plans to be remeasured annually in the fourth quarter or on an interim basis as triggering events require remeasurement. Prior to this accounting method change, the Company deferred the recognition of these gains and losses in accumulated other comprehensive loss on the consolidated balance sheet. The accumulated actuarial gains/losses were then amortized into net periodic benefit costs within nonoperating retirement benefit expense on the consolidated statement of operations over the average expected remaining life of plan participants. While the historical accounting principle was acceptable, we believe that the current accounting policy is preferable because it provides a better representation of the operating results of the Company and the economic performance of plan assets in relation to the measurement of its benefit obligations for the period. The change in accounting will more clearly reflect the current period impact of the Company’s pension asset investment strategy to readers of the financial statements.

Beginning with the fourth quarter and fiscal year ended December 31, 2023, the Company's financial information will reflect the impact of the change in accounting principle, with prior periods retrospectively adjusted. As of January 1, 2021, this change resulted in a cumulative effect decrease to retained earnings of $1.07 billion with a corresponding offset to accumulated other comprehensive loss.

As a result of the new accounting policy and to enable a comparison between the information to be presented in the Company's fourth quarter and full year 2023 earnings release with prior periods, the Company has furnished herewith as Exhibit 99.1 unaudited financial statements and associated footnote information that reflects the effects of the accounting principle change for the fiscal year ended December 31, 2021, fourth quarter and fiscal year ended December 31, 2022 and the quarterly periods for the nine months ended September 30, 2023.

Item 9.01.     Exhibit.

(d)	Exhibit 99.1	Updated Financial Information (unaudited).
	Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATI Inc.
		By:	/s/ Donald P. Newman
Donald P. Newman
Executive Vice President, Finance and Chief Financial Officer

Dated:	January 19, 2024